Exhibit 99.1

Esterline Reports Third Quarter Earnings of $8.4 Million on $140.5 Million Sales; EPS of $0.40 Includes $0.09 Gain from Currency Hedging Associated with Recent Acquisition

    BELLEVUE, Wash.--(BUSINESS WIRE)--Sept. 4, 2003--Esterline Technologies (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported third quarter (ended August 1) performance in line with earlier forecasts. Income from continuing operations was $8.4 million, or $.40 per diluted share, including a foreign currency gain of approximately $2.0 million net of tax, or $.09 per share, on sales of $140.5 million. Midway through the quarter, Esterline acquired Weston Aerospace from The Roxboro Group PLC for GBP55.0 million (approximately $95.3 million at the closing exchange rate, including acquisition costs). The foreign currency gain resulted when Esterline hedged the purchase price using foreign currency forward contracts. Year-ago income from continuing operations was $6.9 million, or $.33 per diluted share, on $112.4 million sales.
    Robert W. Cremin, Esterline CEO, said that operating performance in the quarter was in line with the company's earlier published full-year guidance of $1.20. Cremin said, "...considering the foreign currency gain, full-year diluted EPS from continuing operations should now be about $1.30." He said that although a favorable product mix during the quarter improved gross margins, he remained cautious about predicting any short-term upward trend. "The commercial aerospace down cycle and its impact on our spare parts business continues to be a factor," he said.
    However, Cremin emphasized that Esterline is well positioned in defense and other high-end specialty markets where business is relatively strong. The company also continues to invest in new product development and good-fit acquisitions. Research and development spending in the third quarter was 4.4% of sales, compared with 3.9% a year ago, and on the acquisition front, Cremin said the company is "...just beginning to feel the advantage gained from integrating acquisitions completed 12 to 15 months ago."
    As previously reported, Esterline sold substantially all the assets of its discontinued Excellon Automation subsidiary during the quarter to a private party. The sale was part of a formal plan adopted on July 25, 2002, to sell its Automation segment, which included Excellon. As part of this decision, the Automation segment was recorded as a "discontinued operation" as defined by GAAP (Generally Accepted Accounting Principles) in the company's fiscal third quarter of 2002 ended July 26. Esterline continues to report the one remaining business in this segment as a "discontinued operation."
    Year-to-date income from continuing operations was $20.3 million, or $.97 per diluted share, on sales of $402.1 million. This performance compared with the prior-year period's income from continuing operations of $20.8 million, or $.99 per diluted share, on sales of $309.9 million.
    Including charges for losses in its discontinued operations, year-to-date net earnings were $14.5 million, or $.69 per diluted share, compared to a loss of $8.9 million, or ($.42) per diluted share, in the prior-year period. The year-to-date period includes a $5.8 million charge, net of a $3.5 million tax benefit, recorded in the second quarter for losses in excess of earlier estimates in its discontinued operations. The year-ago period included a loss from discontinued operations of $22.1 million, or ($1.05) per diluted share, and a $7.6 million charge, or ($.36) per diluted share, for the cumulative effect of an accounting change as a result of the adoption of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," in the first quarter of fiscal 2002.
    Orders received in the third quarter totaled $147.4 million, compared with $131.0 million a year ago. Backlog at August 1, 2003, was $321.2 million, compared with $251.4 million at the end of the prior-year period.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of Esterline, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to changes in aerospace/defense industry demand or because of current uncertainties associated with other risks detailed in the company's public filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended October 25, 2002.

    EDITOR: See attached Consolidated Statement of Operations.



ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
------------------------------------
In thousands, except per share amounts

                               Three months ended   Nine months ended
                                Aug. 1,  July 26,   Aug. 1,  July 26,
                                 2003      2002      2003      2002
                                 ----      ----      ----      ----

Segment Sales
   Avionics & Controls         $ 49,596  $ 43,174  $147,729  $125,008
   Sensors & Systems             39,500    29,898   102,465    76,316
   Advanced Materials            51,340    39,153   151,525   108,054
   Other                             82       198       409       544
                                -------   -------   -------   -------
Net Sales                       140,518   112,423   402,128   309,922

Cost of Sales                    94,812    76,070   277,179   208,788
                                -------   -------   -------   -------
                                 45,706    36,353   124,949   101,134
Expenses
   Selling, general and
    administrative               26,056    19,849    77,704    55,550
   Research, development and
    engineering                   6,185     4,440    14,342    10,720
                                -------   -------   -------   -------
   Total Expenses                32,241    24,289    92,046    66,270
                                -------   -------   -------   -------

Operating Earnings from
   Continuing Operations         13,465    12,064    32,903    34,864

   Interest income                 (299)     (245)     (565)   (1,368)
   Interest expense               3,887     1,806     7,388     5,406
   Other expense                     64        --        62        --
   Loss on sale of product line     929        --        66        --
   Loss (gain) on derivative
    financial instruments        (2,696)       --    (2,622)        1
                                -------   -------   -------   -------
Other Expense, Net                1,885     1,561     4,329     4,039
                                -------   -------   -------   -------

Income from Continuing
 Operations Before Income Taxes  11,580    10,503    28,574    30,825
Income Tax Expense                3,136     3,577     8,245    10,046
                                -------   -------   -------   -------

Income from Continuing
 Operations                       8,444     6,926    20,329    20,779

Loss from Discontinued
 Operations, Net of Tax              --   (17,529)   (5,808)  (22,114)
                                -------   -------   -------   -------

Earnings (Loss) Before
 Cumulative Effect of Change
 in Accounting                    8,444   (10,603)   14,521    (1,335)
Cumulative Effect of Change in
 Accounting, Net of Tax              --        --        --    (7,574)
                                -------   -------   -------   -------

Net Earnings (Loss)            $  8,444  $(10,603) $ 14,521  $ (8,909)
                                =======   =======   =======   =======

Earnings (Loss) Per Share --
 Basic:
   Continuing operations       $    .40  $    .33  $    .97  $   1.00
   Discontinued operations           --      (.84)     (.27)    (1.06)
                                -------   -------   -------   -------
   Earnings (loss) per share
    before cumulative effect
    of change in accounting         .40      (.51)      .70      (.06)
   Cumulative effect of change
    in accounting                    --        --        --      (.37)
                                -------   -------   -------   -------

Earnings (Loss) Per Share --
 Basic                         $    .40  $   (.51) $    .70  $   (.43)
                                =======   =======   =======   =======

Earnings (Loss) Per Share --
 Diluted:
   Continuing operations       $    .40  $    .33  $    .97  $    .99
   Discontinued operations           --      (.83)     (.28)    (1.05)
                                -------   -------   -------   -------
   Earnings (loss) per share
    before cumulative effect
    of change in accounting         .40      (.50)      .69      (.06)
   Cumulative effect of change
    in accounting                    --        --        --      (.36)
                                -------   -------   -------   -------

Earnings (Loss) Per Share --
 Diluted                       $    .40  $   (.50) $    .69  $   (.42)
                                =======   =======   =======   =======
Weighted Average Number
 of Shares Outstanding --
 Basic                           20,976    20,764    20,857    20,742

Weighted Average Number
 of Shares Outstanding --
 Diluted                         21,136    21,086    21,058    21,023


Consolidated Balance Sheet
--------------------------
In thousands

                                                    Aug. 1,   July 26,
                                                     2003       2002
                                                     ----       ----
Assets
Current Assets
   Cash and cash equivalents                       $120,522  $ 88,329
   Cash in escrow                                     4,598        --
   Accounts receivable, net                          85,534    69,949
   Inventories                                       83,676    69,797
   Income tax refundable                              4,806        --
   Deferred income tax benefits                      17,003    23,094
   Prepaid expenses                                   6,107     5,227
                                                    -------   -------
       Total Current Assets                         322,246   256,396

Property, Plant and Equipment, Net                  115,174    91,410
Net Assets of Discontinued Operations                    --    14,964

Other Non-Current Assets
   Goodwill                                         183,283   142,460
   Intangibles, net                                 115,997    21,833
   Debt issuance costs, net                           7,350        --
   Other assets                                      24,242    22,887
                                                    -------   -------
                                                   $768,292  $549,950
                                                    =======   =======

Liabilities and Shareholders' Equity
Current Liabilities
   Accounts payable                                $ 20,902  $ 17,603
   Accrued liabilities                               68,380    58,985
   Credit facilities                                  2,630     2,588
   Current maturities of long-term debt              30,403     6,234
   Federal and foreign income taxes                     865     2,027
                                                    -------   -------
       Total Current Liabilities                    123,180    87,437

Long-Term Liabilities
   Long-term debt, net of current maturities        247,173   102,203
   Deferred income taxes                             20,669    12,922

Net Liabilities of Discontinued Operations               32        --

Shareholders' Equity                                377,238   347,388
                                                    -------   -------
                                                   $768,292  $549,950
                                                    =======   =======


    CONTACT: Esterline Technologies Corporation, Bellevue
             Brian Keogh, 425-453-9400